BNY MEllon Alcentra multi-strategy Credit Fund, Inc.

ARTICLES OF AMENDMENT AND RESTATEMENT

A.           BNY Mellon Alcentra Multi-Strategy Credit Fund, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

B.           The following provisions are all the provisions of the charter of the Corporation (the "Charter") currently in effect and as hereinafter amended:

FIRST: (1)         The name of the incorporator is Jeff S. Prusnofsky.

(2)         The incorporator's post office address is 200 Park Avenue, New York, New York 10166.

(3)         The incorporator is over eighteen years of age.

(4)         The incorporator formed the corporation named herein under the general laws of the State of Maryland.

SECOND: The name of the Corporation (hereinafter called the "Corporation") is "Dreyfus Alcentra Global Credit Income 2024 Target Term Fund, Inc."

THIRD: (1)        The purpose for which the Corporation is formed is to conduct, operate and carry on the business of a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

(2)         The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law (the "MGCL").

FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201 in care of The Corporation Trust Incorporated; and the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

FIFTH: (1)         The total number of shares of stock of all classes which the Corporation shall have authority to issue is one hundred million (100,000,000), all of which shall initially be common stock, par value of one-tenth of one cent ($.001) per share (the "Common Stock"), having an aggregate par value of one hundred thousand dollars ($100,000). Such shares and the holders thereof shall be subject to the following provisions:

(a)        Shares of Common Stock shall be entitled to dividends or distributions, in cash, in property or in shares of stock of any class, as may be authorized from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor, and declared by the Corporation.

(b)        The Board of Directors is authorized, from time to time, to classify, reclassify, and designate as to series or class any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock, and otherwise in any manner and to the extent now or hereafter permitted by the MGCL.

(c)        The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon the liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

(d)        The Board of Directors, with the approval of a majority of the entire Board, and without action by the stockholders, may amend the charter of the Corporation (the "Charter") to increase or decrease, from time to time, the aggregate number of shares of stock of the Corporation or the number of shares of any class that the Corporation has authority to issue.

(2)          No stockholder shall be entitled to any preemptive or other right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than as the Board of Directors may establish.

(3)          No stockholder shall be entitled to exercise the rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL, or under any successor statutory provisions with respect to objecting stockholders.

(4)          All persons who shall acquire shares of stock in the Corporation shall acquire the same subject to the provisions of the Charter and Bylaws of the Corporation (the "Bylaws").

(5)          Notwithstanding any provision of the MGCL requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.

SIXTH: (1)        The number of Directors of the Corporation shall initially be one. The number of Directors of the Corporation may be changed only by the Board of Directors pursuant to the Bylaws but shall at no time be less than the minimum number required under the MGCL. The name of the current Director, who shall serve until the first annual meeting of stockholders and until his successor is duly elected and qualifies, is Jeff S. Prusnofsky.

(2)          Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation (the "First Annual Meeting") and, if at such time, the number of Directors shall be three (3) or more, the Board of Directors of the Corporation shall be divided into three classes. At the First Annual Meeting, Directors of one class shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, Directors of a second class shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and Directors of a third class shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualify. At each subsequent annual meeting of stockholders, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election, or thereafter in each case when their respective successors are elected and qualify. The number of directorships shall be apportioned

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among the classes by the Board of Directors so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

(3)          The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock of the Corporation, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

(4)          A Director of the Corporation may be removed from office only for cause and then only by vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast for the election of Directors.

SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

(1)          In addition to its other powers explicitly or implicitly granted under the Charter, the Bylaws, by law or otherwise, the Board of Directors of the Corporation:

(a)         is expressly and exclusively authorized to make, alter, amend or repeal the Bylaws;

(b)         may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them shall be open to inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

(c)         is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation of any class, and securities convertible into stock of the Corporation of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable;

(d)         is empowered, without the assent or vote of the stockholders, to authorize the Corporation to issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation;

(e)         is authorized to establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of shares of any class of the Corporation's stock;

(f)         is authorized to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserved for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals as it shall determine; to authorize, and to cause the Corporation to declare, dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the

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effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof, and to authorize dividends payable in one class of the Corporation's stock to the holders of another class of the Corporation's stock.

(2)          Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged, or is then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present, and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determination shall be binding as aforesaid.

EIGHTH: (1)      Notwithstanding any other provision of the Charter, the affirmative vote of the holders of at least (a) eighty percent (80%) of the votes entitled to be cast thereon by stockholders of the Corporation and (b) in the case of a Business Combination (as defined below), sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast thereon by stockholders of the Corporation other than votes entitled to be cast thereon by an Interested Party (as defined below) who is (or whose Affiliate or Associate (each as defined below) is) a party to a Business Combination (as defined below) or by an Affiliate or Associate of the Interested Party, in addition to the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, shall be required to advise, approve, adopt or authorize any of the following:

(i)           a merger, consolidation or statutory share exchange of the Corporation with or into another person;

(ii)          issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (a) issuances or transfers of debt securities of the Corporation, (b) sales of securities of the Corporation in connection with a public offering, (c) issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, (d) issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation and (e) portfolio transactions effected by the Corporation in the ordinary course of business;

(iii)         sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business (transactions within clauses (i), (ii) and (iii) above being known individually as a "Business Combination");

(iv)         the voluntary liquidation or dissolution of the Corporation, or an amendment to the Charter to terminate the Corporation's existence; or

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(v)         any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under federal or Maryland law.

However, the stockholder vote described in Paragraph (1) of this Article EIGHTH will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of seventy-five percent (75%) of the Continuing Directors (as defined below). In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to be cast shall be required, and if Maryland law does not require stockholder approval, no stockholder approval will be required.

(i)          "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since the Corporation's initial public offering of its Common Stock, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

(ii)         "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager, or any of its Affiliates, that enters, or proposes to enter, into a Business Combination with the Corporation.

(iii)        "Affiliate" and "Associate" shall have the meaning ascribed to each such respective term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(2)          Continuing Directors of the Corporation acting by vote of at least 75% shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) whether a person is an Affiliate or Associate of another, and (b) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate fair market value of $1,000,000 or more.

(3)          Notwithstanding any other provision of the Charter, the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors shall be required to advise, approve, adopt or authorize the conversion of the Corporation from a "closed-end company" to an "open-end company" (as those terms are defined in the 1940 Act), and any amendments to Article THIRD and otherwise to the Charter necessary to effect the conversion. Such conversion or any such amendment shall also require the approval of the holders of at least seventy-five percent (75%) of the votes entitled to be cast thereon by stockholders of the Corporation unless approved by a vote of at least seventy-five percent (75%) of the Continuing Directors (as defined above), in which event such conversion and amendment shall require the approval of the holders of a majority of the votes entitled to be cast thereon by stockholders of the Corporation.

NINTH: (1)        To the full extent that limitations on the liability of Directors and officers are permitted by the MGCL, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages.

This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

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(2)          The Corporation shall indemnify and advance expenses to its currently acting and its former Directors to the full extent that indemnification of Directors is permitted by the MGCL. The Corporation shall indemnify and advance expenses to its officers to the same extent as its Directors and may do so to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of Directors, officers, employees and agents to the full extent permitted by the MGCL. This indemnification applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(3)          No provision of this Article NINTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(4)          References to the MGCL in this Article NINTH are to that law as from time to time amended. No amendment to the Charter shall affect any right of any person under this Article NINTH based on any event, omission or proceeding prior to the amendment.

TENTH: (1)       The Corporation shall have a limited period of existence and shall cease to exist at the close of business on or before December 1, 2024, except that the Corporation shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. After the close of business on or before December 1, 2024, if the Corporation has not liquidated and wound up its business and affairs, the Directors shall become trustees of the Corporation's assets for purposes of liquidation with the full powers granted to directors of a corporation which has voluntarily dissolved under Subtitle 4 of Title 3 of the MGCL or any successor statute as are necessary to liquidate the Corporation and wind up its affairs, including, without limitation, full power to collect and distribute the Corporation's assets, to apply them to the payment, satisfaction and discharge of existing debts and obligations of the Corporation, including necessary expenses of liquidation and to distribute the remaining assets among the stockholders, but in no event with lesser powers than the powers granted by such subtitle granted under the MGCL as of the date of incorporation of the Corporation.

(2)          The Board of Directors may, to the extent it deems it appropriate, adopt a plan of termination at any time preceding December 1, 2024, which plan of termination may set forth the terms and conditions for implementing the termination of the Corporation's existence under this Article TENTH, including investment in securities which will provide liquidity upon termination. Stockholders of the Corporation shall not be entitled to vote on the adoption of any such plan or the termination of the Corporation's existence under this Article TENTH.

(3)          Notwithstanding the foregoing, the Board of Directors, upon the affirmative vote of a majority of the full Board of Directors and 75% of the Continuing Directors, may extend the termination date of December 1, 2024 by up to six (6) months, without the approval of the Corporation's stockholders.

(4)          Any amendment to this Article TENTH, including any amendment beyond the permitted six-month extension period set forth herein, requires the affirmative vote of a majority of the full Board of Directors and 75% of the Continuing Directors and an affirmative vote of at least 75% of the votes entitled to be cast thereon by stockholders of the Corporation.

ELEVENTH: (1)         The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the

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State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

(2)          In addition to the voting requirements imposed by law or by any other provision of the Charter, the provisions set forth in this Article ELEVENTH, the provisions of Article SIXTH, the provisions of Article EIGHTH and the provisions of Article NINTH, may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article ELEVENTH, the provisions of Article SIXTH, or the provisions of Article EIGHTH or NINTH be adopted, unless such action is advised by seventy-five percent (75%) of the entire Board of Directors and approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation.

C.           The amendment to and restatement of the Charter as hereinabove set forth have been duly approved by the sole Director of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval.

D.           The current address of the principal office of the Corporation in Maryland is as set forth in Article FOURTH of the foregoing amendment and restatement of the Charter.

E.           The name and address of the Corporation's current resident agent in Maryland is as set forth in Article FOURTH of the foregoing amendment and restatement of the Charter.

F.           The number of Directors of the Corporation and the names of those currently in office are as set forth in Article SIXTH of the foregoing amendment and restatement of the Charter.

G            The foregoing amendment and restatement of the Charter does not change the authorized stock of the Corporation.

The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested by its Assistant Secretary as of June 16, 2017.

/s/ Bradley J. Skapyak
Bradley J. Skapyak
President

ATTEST:

/s/ Jeff S. Prusnofsky
Jeff S. Prusnofsky
Vice President and Assistant Secretary